EXHIBIT 21


                           SIGNIFICANT SUBSIDIARIES OF
                          SELAS CORPORATION OF AMERICA



SUBSIDIARY                                              PLACE OF INCORPORATION

Nippon Selas                                                   Japan

Resistance Technology GmbH                                     Germany
Vertrieb von Elecktronikteilen

Resistance Technology, Inc.                                    Minnesota

RTI Electronics, Inc.                                          Delaware

RTI Tech PTE LTD.                                              Singapore